UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

                      AMERICAN WATER WORKS COMPANY, INC.
                ----------------------------------------------
              (Exact name of registrant specified in its charter)


              Delaware                 0001-03437            51-0063696
              --------                 ----------            ----------
   (State or other Jurisdiction       (Commission        (I.R.S. Employer
         of Incorporation)            File Number)      Identification No.)


1025 Laurel Oak Road, P.O. Box 1770 Voorhees, NJ               08043
-------------------------------------------------              ------
(Address of principal executive offices)                     (Zip Code)

      Registrant's telephone number, including area code: (856) 346-8200


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ITEM 9.  REGULATION FD DISCLOSURE.

     American Water Works Company, Inc. is furnishing herewith a copy of an employee communication relating to its proposed merger with a subsidiary of RWE. This information is attached to this Form 8-K as Exhibit 99.1.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERICAN WATER WORKS COMPANY, INC.


                                     By:  /s/ W. Timothy Pohl
                                          ----------------------------------
                                          Name:   W. Timothy Pohl
                                          Title:  General Counsel and Secretary


Date:  September 30, 2002


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                                 EXHIBIT INDEX

Exhibit No.   Description

99.1          RWE Acquisition Update #28 dated September 30, 2002.



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[LOGO]

                                RW Acquisition
                                  Update #28

September 30, 2002

This is an update on the RWE/Thames transaction for American Water Associates. Future updates will be distributed in the coming weeks via email. They are then archived, along with other important materials, in the "RWE Acquisition Update" database on Lotus Notes. The information in this "Update" will also be filed with the US Securities and Exchange Commission and can be viewed on the commission's EDGAR database at www.sec.gov/edgar.shtml.


Responses to Recently Asked Questions

The following are responses to questions that have been received about the transaction. A portion of these questions request clarification of responses provided in previous updates and demonstrate associate interest in learning about the future direction of this company.

We continue to receive numerous questions about compensation and benefits and these fill the majority of this update. Questions that address similar issues have been combined wherever possible.

Future updates will continue to address these types of issues as more information becomes available. If you have questions or concerns that apply to your specific circumstances, please contact your HR representative.

1. Has RWE had any problems regarding business fraud/corruption that has surfaced in corporate America?

No. RWE operates with openness and the highest integrity in its relationships with employees, customers, regulators, vendors and shareholders. There is also a significant amount of regulatory oversight for the vast majority of RWE's businesses. A broad mixture of external and internal bodies provides the independent review of RWE's operation that is so vital to assuring its continued success under the highest ethical standards.


Continued . . .

2. Will our management team stay in place after the RWE acquisition is completed?

As RWE has previously stated, it considers the high caliber of management and associates of American Water Works one of the key aspects of its acquisition. Other than associate turnover that occurs naturally such as retirements or the continuation of American Water Works transition to shared services, it is not envisioned that there will be any significant workforce changes upon completion of the acquisition.

3. Previous updates have indicated that no "early retirement" program will be offered by RWE. Wouldn't such a program reduce on-going operating expenses?

As addressed in prior communications, RWE intends to grow this business and wants to make the existing workforce part of that growth. Therefore, the company has no plans to reduce the workforce or to offer special incentives to encourage early retirement.

4. What is RWE and Thames Water's current philosophy on benefits?

RWE and Thames Water's philosophy when designing compensation and benefit packages is very similar to the American Water Works philosophy. Reviews and studies are conducted regarding compensation and benefit packages within the market where they will be competing for talent. Based upon those studies, compensation packages are designed to pay market rates and provide market-related benefits. They believe it is important that compensation packages enable it to attract, appropriately reward and retain the caliber of people needed in the business to provide a high level of service to its customers.

5. What is the timeframe for developing and informing associates about the replacement of 401(k), ESOP matching and other benefit changes?

401(k) and ESOP
---------------

The ESOP and 401(k) plan changes are currently under review. The planned review will be completed in sufficient time prior to the financial close in order that new plans can become effective immediately after the transaction is closed. There will be detailed communication to associates describing the new arrangements and the choices individuals can make. The administration process will be in place to ensure an effective transition from current to new plans.

Healthcare, Pensions and Life Insurance
---------------------------------------

RWE and Thames Water have guaranteed continuation of these benefits for an 18-month period from financial close. Healthcare, pensions and life insurance plans will be reviewed and new plans developed when appropriate, during this 18-month period after financial close. Should any changes be planned thereafter these will be communicated in full.


Continued . . .

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Other Benefits
--------------

All other associate benefits will be reviewed during the 18-month period after financial close. Once again, RWE and Thames Water are committed to providing competitive benefits and open communications.

6. Will associates that meet the "70 Rule" at the close of the RWE acquisition get the same postretirement benefits currently offered by the American Water Works retirement plan?

Yes. If you are at least 55 years of age and have 15 or more years of service prior to the financial close of the transaction, you will meet the "rule of 70" under the American Water Works Pension Plan. Provided you are covered by that plan, you will be eligible for the same post retirement health care and life insurance benefits defined in that plan when you retire.

7. Will associates that meet the "70 Rule" within the 12 months following the close of the RWE acquisition get the same postretirement benefits currently offered by the American Water Works retirement plan?

Yes. Thames Water has committed to maintain the benefits of American Water Works that exist on the closing date for a period of 12 months following that date. The commitment to "leave existing benefits unchanged" for 12 months is an additional promise that RWE and Thames Water willingly made to demonstrate their desire to retain associates and grow the business. Therefore, associates covered by the American Water Works Pension Plan who retire within the 12 months following the financial close will also be eligible for the post retirement health care and life insurance benefits defined in that plan.

8. Will the Retirement Committee consider including a Money Market Fund as part of 401(k) investments for those who wish to periodically get in and out of the stock market?

Similar options are currently available under the 401(k) Savings Plan. Please contact your Human Resource representative or Merrill Lynch for details.

9. During the Merrill Lynch seminars we were advised that the sale of American Water Works stock held in an ESOP account and the eventual discontinuance of the ESOP program would result in proceeds that could be "rolled over" into another qualified retirement plan. Can all ESOP "proceeds" be "rolled over", or simply the portion not funded by employee contributions?

All proceeds realized from the ESOP can be "rolled over" into an Individual Retirement Account (IRA). Since this decision must be made by each associate, investment and tax counseling is encouraged


Continued . . .

10. Since it may take several weeks for a "roll-over" transaction to close, will ESOP accounts be held open for some period of time to allow for those transactions to be completed?

It is anticipated that ESOP accounts will be closed within a few days of completing the merger agreement. Since IRA's can be set up now to prepare for the ESOP "roll-over", associates are encouraged to take steps to prepare for the closing. Associates will be notified as early as possible to enable this transition to occur smoothly.

11. When the RWE acquisition is completed, will associates simply receive a check for the after-tax portion of contributions made to the ESOP plan?

Associates will only receive a check if a cash distribution is requested.

12. Is RWE offering stock to be bought by employees?

No. RWE does not at present offer an employee stock ownership plan (ESOP) to employees in its US subsidiaries.

13. My 401(k) plan is currently in the "Aggressive" category of the Goal Manager guidelines and I would like to put a portion of my 401(k) growth into less aggressive investments after the RWE acquisition is completed. Do I have to wait until the transaction is completed to make that switch?

No. Changes can be made to 401(k) plans at any time. Associates need to examine their investment strategies since circumstances can change and dictate adjusting investment mixes. Merrill Lynch may be contacted to make the change.

14. If a collective bargaining agreement expires during the 18-month period after the RWE acquisition is completed, will the company continue to match 401(k) contributions in accordance with the current agreement, or withhold matching funds until a new collective bargaining agreement is reached?

Associates represented by bargaining units that participate in the current contract provisions under the National Benefit Negotiations will continue to have the same 401(k) benefits delivered to them until July 31, 2005. Other collective bargaining agreements will stay in place until their expiration.

15. Will future benefit plans consolidate benefit plans for employees that have been added to the American Water Works team in recent years so that all associates have the same early retirement options, etc?

All benefit plans will be reviewed as part of the integration process. Some benefit plans are included in collective agreements and any changes would be subject to negotiation. RWE and Thames Water are committed to providing competitive benefits.


Continued . . .

16. Are all associates part of the employee retention bonus program described in the Proxy?

No. The Proxy identifies certain individuals included in the program and the obligations required to qualify for those retention bonuses. The proxy also states that only certain "other key employees" will be eligible to receive retention bonuses. The selection of those individuals was determined by the compensation committee of the company's Board of Directors, based on the recommendation of the Chief Executive Officer.

17. Other than a review of benefits such as the ESOP and 401(k) plans what other transition work is being completed by the Human Resource function?

American Water Works and Thames Water human resource professionals are jointly working on a number of issues. Currently, they are reviewing the design and structure of our current and new organization, Thames Water's existing operations in North and South America, associate and labor relation issues and cultural integration. They are also developing an understanding of the needs of the new organization and developing ways to evaluate the skills, competencies and capabilities of the current organization to meet those needs. RWE and Thames Water are committed to a timely and full communication of the outcomes of these joint programs.


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